UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 19, 2009

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey		07934
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2009, the Registrant’s Board of Directors appointed Vincent A. Spero to the position of Executive Vice President and Chief Lending Officer of Peapack-Gladstone Financial Corporation (the “Corporation”) and of Peapack-Gladstone Bank, the Corporation’s bank subsidiary.  Mr. Spero joined the Bank in June of 2008 as Senior Vice President and Senior Commercial Lender.  Mr. Spero has over 20 years of commercial banking experience.  Mr. Spero succeeds Garrett P. Bromley, who announced his decision to retire effective on January 4, 2010.  Mr. Bromley, a loyal and dedicated employee, will retire after 13 years with the Bank and over 35 years in the financial service industry.  Attached hereto as Exhibit 99.1 is a copy of a press release of the Corporation dated November 23, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title
99.1	Press Release dated November 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: November 24, 2009	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Executive Vice President and
Chief Financial Officer and
Chief Accounting Officer